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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (333-40027) on Form S-8 of Hybrid Networks, Inc., of our report dated February 16, 2000, relating to the balance sheets as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Hybrid Networks, Inc.

/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
 Certified Public Accountants

Orange, California
March 29, 2001

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CONSENT OF INDEPENDENT AUDITORS